Exhibit 99.1

KINGSWAY REPORTS SECOND QUARTER 2020 RESULTS

Itasca, Illinois (August 13, 2020) - (NYSE: KFS) Kingsway Financial Services Inc. (“Kingsway” or the “Company”) today filed its quarterly report on Form 10-Q for the three and six months ended June 30, 2020, which includes the following highlights:

•	For the three months ended June 30, 2020, operating income was essentially breakeven, compared to an operating loss of $0.8 million for the same period in 2019;

•
GAAP net loss was $1.4 million for the three months ended June 30, 2020 compared to a GAAP net loss of $0.4 million for the same period in 2019; Non-GAAP adjusted loss improved to $0.5 million (inclusive of $0.3 million tax benefit) for the three months ended June 30, 2020 compared to a Non-GAAP adjusted loss of $1.8 million (inclusive of $0.2 million tax expense) for the same period in 2019; and

•	Net cash used in operating activities improved to $1.0 million for the six months ended June 30, 2020 compared to $2.5 million for the same period in 2019.

Refer to our quarterly report on Form 10-Q for the three and six months ended June 30, 2020 for a full set of financial statements.

Non-GAAP Adjusted Loss

Non-GAAP adjusted loss improved to $0.5 million for the three months ended June 30, 2020 compared to a Non-GAAP adjusted loss of $1.8 million for the same period in 2019, primarily due to improvements realized in our Extended Warranty segment and cost-cutting initiatives.

Total holding company expenses decreased by $0.5 million for the three months ended June 30, 2020 compared to the same period in 2019. However, excluding the impacts of redomestication expenses, litigation expenses, acquisition and disposition related expenses, employee termination and recruiting expenses, stock-based compensation expense and extraordinary audit and audit-related expenses, total holding company expenses would have been $0.6 million lower than 2019.

Reconciliations of net loss to non-GAAP adjusted loss are presented in the attached schedules.

Extended Warranty

The Extended Warranty service fee and commission income decreased 11.9% (or $1.4 million) to $10.4 million for the three months ended June 30, 2020 compared with $11.8 million for the three months ended June 30, 2019. The decrease in service fee and commission income was primarily due to a $1.2 million decrease at Trinity, driven by reduced revenues in its equipment breakdown and maintenance support services due to the loss of a major customer and impacts from the COVID-19 pandemic, which was partially offset by an increase in its extended warranty services product. Slight declines in PWSC and IWS revenues were essentially offset by a slight increase in Geminus revenue.

The Extended Warranty operating income was $1.3 million for the three months ended June 30, 2020 compared with $1.0 million for the three months ended June 30, 2019. The increase in operating income is primarily due to the following:

•	A $0.3 million increase at Geminus for the three months ended June 30, 2020 to $0.5 million, primarily due to increased revenues and lower operating expenses;

•	A $0.1 million increase at PWSC to $0.2 million, as a slight reduction in revenue was more than offset by a decrease in operating expenses; and

Exhibit 99.1

•
A $0.3 million decrease at Trinity to $0.2 million for the three months ended June 30, 2020, driven by reduced revenues in its equipment breakdown and maintenance support services, partially offset by a related decrease in cost of services sold, operating expenses and increased margin on the extended warranty services product.

IWS’ operating income remained flat at $0.3 million as a slight reduction in revenues was offset by operating expense reductions.

Extended Warranty Non-GAAP adjusted EBITDA increased by $0.2 million to $1.5 million for the three months ended June 30, 2020, compared with $1.3 million for the same period in 2019, primarily due to the increase in Extended Warranty operating income as explained above.

Reconciliations of Extended Warranty Non-GAAP adjusted EBITDA are presented in the attached schedules.

Leased Real Estate

Leased Real Estate rental income was, as expected, flat year-over-year with $3.3 million for the quarters ended June 30, 2020 and 2019. Leased Real Estate operating income was $0.8 million for the quarters ended June 30, 2020 and 2019. The rental income is derived from CMC's long-term triple net lease.

Impact of COVID-19

In March 2020, the outbreak of COVID-19 caused by a novel strain of the coronavirus was recognized as a pandemic by the World Health Organization, and the outbreak has become increasingly widespread in the United States, including in the markets in which we operate. The COVID-19 outbreak has had a notable impact on general economic conditions, including but not limited to the temporary closures of many businesses; “shelter in place” and other governmental regulations; and reduced consumer spending due to both job losses and other effects attributable to COVID-19. There remain many unknowns.

The near-term impacts of COVID-19 are primarily with respect to our Extended Warranty segment. As consumer spending has been impacted, including a decline in the purchase of new and used vehicles, and many businesses through which we distribute our products remain closed, we have seen cash flows being affected by a reduction in new warranty sales for vehicle service agreements. With respect to homeowner warranties, we have seen a reduction in new enrollments in our home warranty programs associated with the impact of COVID-19 on new home sales in the United States.

On March 27, 2020, the President of the United States signed the Coronavirus Aid, Relief, and Economic Security ("CARES") Act, a substantial tax-and-spending package intended to provide additional economic stimulus to address the impact of the COVID-19 pandemic. We continue to monitor the impact of the COVID-19 outbreak closely, as well as any effects that may result from the CARES Act. However, the extent to which the COVID-19 outbreak will impact our operations or financial results is uncertain.

About the Company

Kingsway is a holding company that owns or controls subsidiaries primarily in the extended warranty, asset management and real estate industries. The common shares of Kingsway are listed on the New York Stock Exchange under the trading symbol “KFS.”

Non U.S. GAAP Financial Measure

The Company believes that non-GAAP adjusted net earnings (loss) and non-GAAP adjusted EBITDA, when presented in conjunction with comparable GAAP measures, provide useful information about the Company’s operating results and enhances the overall ability to assess the Company’s financial performance. The Company uses non-GAAP adjusted net earnings (loss) and non-GAAP adjusted EBITDA, together with other measures of performance under GAAP, to compare the relative performance of operations in planning, budgeting and reviewing the performance of its business. Non-GAAP adjusted net earnings (loss) and non-GAAP adjusted EBITDA allow investors to make a more meaningful

Exhibit 99.1

comparison between the Company’s core business operating results over different periods of time. The Company believes that non-GAAP adjusted net earnings (loss) and non-GAAP adjusted EBITDA, when viewed with the Company’s results under GAAP and the accompanying reconciliations, provide useful information about the Company’s business without regard to potential distortions. By eliminating potential differences in results of operations between periods caused by the factors listed in the attached schedules, the Company believes that non-GAAP adjusted net earnings (loss) and non-GAAP adjusted EBITDA can provide useful additional basis for comparing the current performance of the underlying operations being evaluated.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as “expects,” “believes,” “anticipates,” “intends,” “estimates,” “seeks” and variations and similar words and expressions are intended to identify such forward-looking statements; however, the absence of any such words does not mean that a statement is a not a forward-looking statement. Such forward-looking statements relate to future events or future performance, but reflect Kingsway management’s current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the section entitled “Risk Factors” in the Company’s 2019 Annual Report on Form 10-K. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Additional Information

Additional information about Kingsway, including a copy of its 2019 Annual Report can be accessed on the EDGAR section of the U.S. Securities and Exchange Commission’s website at www.sec.gov, on the Canadian Securities Administrators’ website at www.sedar.com, or through the Company’s website at www.kingsway-financial.com.

Kingsway Financial Services Inc.
Reconciliation of GAAP Net Loss to Non-GAAP Adjusted Loss
For the Three Months Ended June 30, 2020 and 2019
(in thousands)
(UNAUDITED)

	Three Months Ended June 30
	2020	2019
GAAP Net Loss	$(1,421)	$(396)

Non-GAAP Adjustments:
(Gain) loss on sale of non-core investments (1)	-	598
Change in fair value of investments (2)	(366)	(2,284)
Change in fair value of debt (3)	202	(918)
Equity in net (gain) loss of investee (4)	-	(201)
Redomestication expenses (5)	-	41
Litigation expenses (6)	19	104
Acquisition and disposition related expenses (7)	-	6
Employee termination and recruiting expenses (8)	46	85
Stock-based compensation expense (9)	131	143
Net loss from discontinued operations, net of taxes	(6)	-
Extraordinary audit and audit-related expenses (10)	305	378
Amortization expense	573	676
Total Non-GAAP Adjustments	904	(1,372)

Non-GAAP adjusted net loss	$(517)	$(1,768)
Income tax benefit (expense) included in Non-GAAP adjusted loss	0.3	(0.2)

(1)	During 2019, the Company realized loss on the sale of Redseal SPV, LLC, partially offset by a small gain realized on sale of certain investments held within Argo Holdings.

(2)
The Company has investments in several entities that are not essential to the ongoing operations and strategy of the Company. The investments are recorded at fair value and changes to fair value are recorded as unrealized gains or losses.

	2020	2019
(Gain) loss on change in fair value of limited liability investments, at fair value	$123	$(2,347)
Net change in unrealized (gain) loss on private company investments	-	-
(Gain) loss on change in fair value of equity securities	(489)	63
	$(366)	$(2,284)

(3)
The Company records its subordinated debt at fair value and changes to fair value (net of the portion of the change attributable to instrument-specific credit risk) are recorded as unrealized gains or losses.

(4)	Represents the Company's investment in the common stock of Itasca Capital Ltd. ("ICL"). The Company fully disposed of its investment in ICL during Q4 2019.

(5)	Expenses incurred as part of redomesticating Kingsway Financial Services Inc. from a Canadian registered company to be a Delaware registered company as of December 31, 2018.

(6)	Legal expenses associated with the Company's defense against significant litigation matters.

(7)	Expenses related to legal, accounting and other expenses associated with completed and contemplated acquisitions and disposals.

(8)
2020 includes charges relating to severance and consulting agreements pertaining to former key employees, as well as key employee recruiting expenses. 2019 includes charges relating to key employee terminations during the year, including ongoing equity-based compensation expense and severance charges that were more than offset by benefits arising from cancelations and modifications to terminated employees' equity-based compensation agreements.

(9)	Non-cash expense arising from the grant of stock-based awards to employees

(10)	Extraordinary audit and audit-related expenses incurred as a result of the delayed filing of the 2018 Kingsway Audit Report.

Kingsway Financial Services Inc.
Reconciliation of GAAP Net Loss to Non-GAAP Adjusted Loss
For the Three and Twelve Months Ended June 30, 2020 and 2019
(in thousands)
(UNAUDITED)

	For the Twelve Months Ended	For the Three Months Ended
	June 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
GAAP Net Loss	$(8,918)	$(1,421)	$(393)	$(3,098)	$(4,006)

Non-GAAP Adjustments:
(Gain) Loss on sale of non-core investments (1)	(1,183)	-	(147)	(32)	(1,004)
Change in fair value of investments (2)	935	(366)	(632)	(1,803)	3,736
Change in fair value of debt (3)	(2,001)	202	(2,645)	1,052	(610)
Equity in net (gain) loss of investee (4)	(1)	-	-	(127)	126
Litigation expenses (5)	1,349	19	1,141	124	65
Acquisition and disposition related expenses (6)	58	-	35	-	23
Employee termination and recruiting expenses (7)	1,119	46	295	715	63
Stock-based compensation expense (8)	592	131	171	145	145
Net loss from discontinued operations, net of taxes (9)	1,538	(6)	-	1,544	-
Extraordinary audit and audit-related expenses (10)	1,203	305	390	149	359
Impairment of assets	117	-	117	-	-
Amortization expense	2,497	573	573	676	675
Total Non-GAAP Adjustments	6,223	904	(702)	2,443	3,578

Non-GAAP adjusted loss	$(2,695)	$(517)	$(1,095)	$(655)	$(428)
Income tax benefit (expense) included in Non-GAAP adjusted loss	(0.1)	0.3	(0.2)	-	(0.2)

(1)
During 2020, the Company realized a gain on its investment in FIMC and sale of certain investments held within Argo Holdings. During 2019, the Company realized a gain upon the sale of New Aera Assets, 1347 Energy and FIMC that was partially offset by a realized loss on the sale of Redseal SPV, LLC.

(2)
The Company has investments in several entities that are not essential to the ongoing operations and strategy of the Company. The investments are recorded at fair value and changes to fair value are recorded as unrealized gains or losses.

	For the Twelve Months Ended	For the Three Months Ended
	June 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
(Gain) loss on change in fair value of limited liability investments, at fair value	$361	$123	$(1,899)	$(1,219)	$3,356
Net change in unrealized (gain) loss on private company investments	1,013	-	670	-	343
(Gain) loss on change in fair value of equity securities	(439)	(489)	597	(584)	37
Total	$935	$(366)	$(632)	$(1,803)	$3,736

(3)
The Company records its subordinated debt at fair value and changes to fair value (net of the portion of the change attributable to instrument-specific credit risk) are recorded as unrealized gains or losses.

(4)	Represents the Company's investment in the common stock of Itasca Capital Ltd. ("ICL"). The Company fully disposed of its investment in ICL during Q4 2019.

(5)	Legal expenses associated with the Company's defense against significant litigation matters.

(6)	Expenses related to legal, accounting and other expenses associated with completed and contemplated acquisitions and disposals.

(7)	2020 and 2019 include charges relating to severance and consulting agreements pertaining to former key employees. 2019 also includes key employee recruiting expenses.

(8)	Non-cash expense arising from the grant of stock-based awards to employees

(9)
Includes losses relating to Assigned Risk Solutions Ltd. and the October 2018 completed sale of the Mendota group of companies. Refer to Note 5, Disposal and Discontinued Operations, to the Company's 2019 Annual Report on Form 10-K filed with the Securities and Exchange Commission on July 10, 2020 for further information.

(10)	Extraordinary audit and audit-related expenses incurred as a result of the delayed filing of the 2018 and 2019 Kingsway audited financial statements and related quarterly filings.

Kingsway Financial Services Inc.
Reconciliation of Extended Warranty Segment Operating Income to Non-GAAP Adjusted EBITDA
For the Three Months Ended June 30, 2020 and 2019
(in thousands)
(UNAUDITED)

	Three Months Ended June 30
	2020	2019
Extended Warranty Operating Income	$1,285	$1,035

Non-GAAP Adjustments:
Investment income (1)	100	145
Gain (loss) on sale of core investments (2)	8	42
Depreciation	55	49
Total Non-GAAP Adjustments	163	236

Non-GAAP adjusted EBITDA for warranty segment	$1,448	$1,271

(1)	Investment income arising as part of Extended Warranty segment’s minimum holding requirements

(2)	Realized Gains (losses) resulting from investments held in trust as part of Extended Warranty segment’s minimum holding requirements

Kingsway Financial Services Inc.
Reconciliation of Extended Warranty Segment Operating Income to Non-GAAP Adjusted EBITDA
For the Three and Twelve Months Ended June 30, 2020 and 2019
(in thousands)
(UNAUDITED)

	For the Twelve Months Ended	For the Three Months Ended
	June 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Extended Warranty Operating Income	$5,145	$1,285	$850	$1,431	$1,579

Non-GAAP Adjustments:
Investment income (1)	584	100	144	177	163
Gain (loss) on sale of core investments (2)	70	8	61	4	(3)
Depreciation	222	55	55	55	57
Total Non-GAAP Adjustments	876	163	260	236	217

Non-GAAP adjusted EBITDA for warranty segment	$6,021	$1,448	$1,110	$1,667	$1,796

(1)	Investment income arising as part of Extended Warranty segment’s minimum holding requirements

(2)	Realized Gains (losses) resulting from investments held in trust as part of Extended Warranty segment’s minimum holding requirements